Exhibit 99.1

GALENA
BIOPHARMA

IMPORTANT SPECIAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or Telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Eastern Time, on December 15, 2017

Vote by Internet

- Go to **www.envisionreports.com/GALE**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 – 10

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Proposal	For	Against	Abstain
1. To approve the issuance of shares of common stock of Galena Biopharma, Inc., or Galena, to securityholders of SELLAS Life Sciences Group Ltd, or SELLAS, pursuant to the terms of the Agreement and Plan of Merger and Reorganization by and among Galena, SELLAS, SELLAS Intermediate Holdings I, Inc., SELLAS Intermediate Holdings II, Inc. and Galena Bermuda Merger Sub, Ltd., dated August 7, 2017 and amended as of November 5, 2017, which is referred to herein as the Merger Agreement, and the agreement required by Section 105 of the Bermuda Companies Act 1981, as amended, which we refer to as the Bermuda Merger Agreement.	☐	☐	☐
2. To approve the change of control of Galena resulting from the Merger contemplated by the Merger Agreement and the Bermuda Merger Agreement, which is referred to herein as the Merger.	☐	☐	☐
3. To approve an amendment to the Galena Amended and Restated Certificate of Incorporation, as amended to date, which is referred to herein as the Galena Certificate of Incorporation, to effect a reverse stock split of the outstanding shares of the Galena common stock, at a ratio of not less than 1-for-10 and not greater than 1-for-30, with the exact ratio and effective time of the reverse stock split to be determined by the Galena board of directors and agreed upon by SELLAS and publicly announced by press release, which is referred to herein as the Reverse Stock Split.	☐	☐	☐
4. To authorize the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 50% below the market price of the Galena common stock, as required by and in accordance with NASDAQ Listing Rule 5635(d).	☐	☐	☐
5. To approve the Galena 2017 Equity Incentive Plan.	☐	☐	☐
6. To approve the Galena 2017 Employee Stock Purchase Plan.	☐	☐	☐
7. To approve the amendment and restatement of Galena's bylaws as described in the accompanying proxy statement/prospectus/consent solicitation statement.	☐	☐	☐
8. To approve an amendment to the Galena Certificate of Incorporation to allow the Galena board of directors to approve amendments to Galena's bylaws.	☐	☐	☐
9. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Galena's named executive officers in connection with the completion of the Merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable.	☐	☐	☐
10. To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals set forth above.	☐	☐	☐

B Non-Voting Items

Change of Address – Please print your new address below.

Meeting Attendance

Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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1UPX 2996701

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02GMAH

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Galena Biopharma, Inc. PROXY FOR 2017 SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF GALENA BIOPHARMA, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE. The undersigned stockholder of Galena Biopharma, Inc., a Delaware corporation, acknowledges receipt of the notice of special meeting and proxy statement/prospectus/consent solicitation statement, each dated November , 2017. The undersigned stockholder hereby also designates Stephen F. Ghiglieri and Thomas J. Knapp, or any of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2017 Special Meeting of Stockholders of Galena Biopharma, Inc. to be held on December 15, 2017, at 9:00 a.m. local time, at the office of Paul Hastings LLP, 200 Park Avenue, New York, New York, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side. THE SHARES PRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1-10, AND AS SAID PROXIES (OR ANY OF THEM) DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1-10. Important Notice Regarding the Availability of Proxy Materials for the 2017 Special Meeting of Stockholders to be held on December 15, 2017. The Notice and Proxy Statement for the Special Meeting are available at www.envisionreports.com/GALE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE